RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS SUPPLEMENT DATED NOVEMBER 30, 2021 (THE "PROSPECTUS SUPPLEMENT") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM SARATOGA PROXY CONSULTING, LLC, THE INFORMATION AGENT.

Synalloy Corporation

Incorporated under the laws of the State of Delaware

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of Synalloy Corporation

Subscription Price: $12.75 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 16, 2021, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Subscription Rights") set forth above. Each Subscription Right entitles the holder thereof to subscribe for and purchase 0.083768 shares of Class A Common Stock, with a par value of $1.00 per share, of Synalloy Corporation, a Delaware corporation, at a subscription price of $12.75 per whole share (the "Basic Subscription Right"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus Supplement and the "Instructions as to Use of Synalloy Corporation Non-Transferable Subscription Rights Certificates" accompanying this Subscription Rights Certificate. If any shares of Class A Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the "Excess Shares"), any Subscription Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus Supplement (the "Oversubscription Privilege"). The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each whole share of Common Stock in accordance with the "Instructions as to Use of Synalloy Corporation Non-Transferable Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Synalloy Corporation and the signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, N.Y.)
TRANSFER AGENT
AND REGISTRAR

By:

AUTHORIZED SIGNATURE

Interim Chief Executive Officer **Secretary and Chief Legal Officer**

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.
If delivering by mail, hand or overnight courier:
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares of common stock pursuant to your Oversubscription Privilege, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more shares of common stock than you are entitled under either the Basic Subscription Right or the Oversubscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Oversubscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ shares x $ 12.75 = $______________
(no. of new shares) (subscription price) (amount enclosed)

(b) EXERCISE OF OVERSUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Right in full and wish to subscribe for Excess Shares, if any, pursuant to your Oversubscription Privilege:

I apply for ______________ shares x $ 12.75 = $______________
(no. of new shares) (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $_________________

METHOD OF PAYMENT (CHECK ONE)

☐ Certified check drawn against a U.S. bank payable to "American Stock Transfer & Trust Company, LLC as Subscription Agent."

☐ Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Synalloy Corporation, with reference to the rights holder's name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the shares of common stock underlying your Subscription Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

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FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus Supplement for the Rights Offering and I hereby irrevocably subscribe for the number of shares of common stock indicated above on the terms and conditions specified in the Prospectus Supplement.

Signature(s): ____

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed: ____
(Name of Bank or Firm)

By:____
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF SYNALLOY CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT SARATOGA PROXY CONSULTING, LLC, THE INFORMATION AGENT, AT (888) 368-0379. THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON DECEMBER 16, 2021, AND THIS SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.

THE RIGHTS OFFERING HAS BEEN REGISTERED OR QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM REGISTRATION OR QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.